Exhibit 10.3

THE SECURITIES REPRESENTED BY THIS PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE AFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Promissory Note

$300,000.00	Issue Date: September 1, 2023

FOR VALUE RECEIVED, pursuant to the terms and conditions of this Promissory Note (this “Note”), Lucca Unlimited LLC (the “Debtor”), hereby promises to pay in the lawful money of the United States of America to the order of Sigmaways, Inc. a California corporation (the “Holder”), on the first Business Day following the third annual anniversary of the Issue Date as set forth above (the “Maturity Date”) or earlier as set forth herein, $300,000.00 (the “Principal Amount”), and to pay interest on the outstanding Principal Amount at the rate of four percent (4%) per annum, simple interest (the “Interest Rate”), in each case to the extent that this Note and the Principal Amount and any accrued interest hereunder (the “Indebtedness”) has not been paid prior to the Maturity Date pr forgiven as set forth herein. Interest shall commence accruing on the Issue Date as set forth above (the “Issue Date”), computed based on a 365-day year and the actual number of days elapsed, and shall be payable as set forth herein. The Debtor and the Holder may be referred to herein collectively as the “Parties” and each individually as a “Party”.

Subject to the terms of the Agreement (as defined below), as of the date hereof this Note is an unsecured obligation of the Debtor and will rank equally in right of payment with all the Debtor’s existing and future unsecured obligations from time to time outstanding. This Note is not a certificate of deposit or similar obligation of, and are not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other governmental or private fund or entity.

This Note is entered into pursuant to an Independent Contractor Agreement by and between the Debtor and the Holder, dated effective as of September 1, 2023 (the “Agreement”). The Debtor represents and warrants to the Holder that the proceeds of this Promissory Note are not being used in a consumer transaction. The Debtor and any and all endorsers and/or the guarantor of this Note hereby severally waives all notices, demands, presentment for payment, notice of dishonor, protest and diligence in collection or bringing any action, except as specifically set forth herein. The Debtor hereby waives the defenses of want of consideration or failure of consideration, in any enforcement of this Note.

The following terms shall apply to this Note:

Section 1. Definitions. Defined terms used herein without definition have the meanings given them in the Agreement.

Section 2. Payments.

(a) Other than as set forth herein, no payments of Indebtedness shall be due or payable hereunder until the Maturity Date, other than in the event of an Event of Default (as defined below) at the election of the Holder.

(b) On the first Business Day following each annual anniversary of the Issue Date (each, an “Annual Payment Date”), the Debtor shall pay to the Holder the sum of one third the total loan amount due outstanding, including all accrued and unpaid interest as of such time (each, an “Annual Payment”), unless such particular Annual Payment has been forgiven pursuant to the provisions of Section 3.

(c) To the extent not repaid as of the Maturity Date of forgiven as set forth herein, all of the Indebtedness shall be due and payable on the Maturity Date.

(d) Notwithstanding anything herein to the contrary, the Debtor may, at its sole option, elect to prepay all or any part of the Indebtedness at any time.

(e) Notwithstanding any claim, demand or judgment that the Debtor may have against the Holder, the Debtor is prohibited from setting off any such amount from the amounts due hereunder without a court order for same.

(f) For the purposes of this Note, if at any time all or any part of any payment made by the Debtor or received by the Holder from the Debtor under or with respect to this Note, is or must be rescinded or returned for any reason whatsoever (including, but not limited to, the insolvency, bankruptcy or reorganization of the Debtor), then the obligations of the Debtor under this Note to the extent of the payment rescinded or returned, shall be deemed to have continued in existence, notwithstanding such previous payment made by such Debtor, or receipt of payment by the Holder, and the obligations of the Debtor under this Note shall continue to be effective or be reinstated, as the case may be, as to such payment, all as though such previous payment by such Debtor had never been made. The terms and provisions of this Section 2(f) shall survive the execution, delivery and payment of this Note.

Section 3.  Forgiveness.

(a) Subject to the terms and conditions herein, one or more of the Annual Payments may be forgiven in accordance with the terms and conditions herein.

(b) For purposes herein, the “Forgiveness Conditions” shall mean and be that, as of the applicable Annual Payment Date:

(i)	The Debtor remaining engaged by the Holder, whether pursuant to the Agreement or otherwise;

(ii)	No Event of Default shall have occurred hereunder or under the Agreement;

(iii)	Debtor’s efforts must have accomplished Holder’s meeting or exceeding the specified annual sales targets set by Holder for the annual period preceding the applicable Annual Payment Date, which shall be targets determined based on the Holder’s revenue goals and profitability to materially exceed the Annual Payment to be then forgiven by at least $250,000 and growth objectives;

(iv)	Debtor shall have maintained a high level of customer satisfaction, as measured by feedback surveys and client reviews, thereby demonstrating Holder’s ability to build strong and lasting relationships with customers;

(v)	Debtor shall have actively collaborated with the Holder’s sales team and other departments to foster a cohesive and productive work environment, as collaboration and teamwork are crucial for overall company success;

(vi)	Debtor shall have actively contributed to the acquisition of new customers and business opportunities for the Debtor, which may include generating leads, prospecting, and closing new deals;

(vii)	Debtor shall have provided timely and accurate sales reports, forecasts, and other relevant data to the Holder’s management team, which information will aid in decision-making and strategy development;

(viii)	Debtor and its personnel must have actively engaged in professional development opportunities, such as attending industry events, workshops, and training sessions, to enhance Debtor’s and its personnel’s skills and knowledge; and

(ix)	Debtor and its personnel must have adhered to all of Holder’s company policies, ethical standards, and legal requirements while conducting sales and business activities.

(c) In the event that, as of the applicable Annual Payment Date, the Forgiveness Conditions have been satisfied with respect to the prior year, then the applicable Annual Payment that would otherwise have been due and payable on such Annual Payment Date shall be deemed forgiven and the then-outstanding Indebtedness shall be deemed reduced by the amount of the Annual Payment which is so forgiven.

(d) For the avoidance of doubt, each of the three Annual Payments hereunder shall be subject to payment or the determination of whether the Forgiveness Conditions hereunder have been satisfied as of the applicable Annual Payment Date, and such determination shall be made by the Holder in its sole discretion.

(e) The Debtor has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of its execution of this Note and of any potential forgiveness of the obligations under this Note. The Debtor is relying solely on such advisors and not on any statements or representations of the Holder or any counsel, advisor, officer, director, employee, shareholder, agent or representative of the Holder (the “Holder Parties”). The Debtor expressly acknowledges and agrees that neither the Holder nor any of the Holder Parties makes any representation to the Debtor with respect to the tax treatment of the transactions contemplated by this Note. The Debtor understands and agrees that it shall be solely responsible for the payment of any and all federal, state, local and foreign income, capital gain, payroll, employment, transfer and other taxes, filing and recording fees and similar charges incurred by or imposed on the Debtor, and any income or withholding taxes or related obligations incurred with respect to payments made to (or on behalf of) the Debtor (including interest and penalties) pursuant to the transactions contemplated by this Note (collectively, the “Tax Obligations”), and the Debtor agrees to promptly provide to the Holder any and all documentation that the Holder reasonably requests evidencing and certifying that the Debtor has paid its taxes with respect to the payments made pursuant to this Note. The Debtor further agrees that the Holder shall have the right to report and withhold taxes at such times and in such amounts as it determines are proper in its sole discretion. In addition, the Debtor agrees to indemnify and hold harmless the Holder and the Holder Parties from and against any Tax Obligations arising, if any, as a result of forgiveness pursuant to this Note.

Section 4. Events of Default.

(a) The Holder may elect to declare an “Event of Default” if any of the following conditions or events shall occur and be continuing:

(i)	the Debtor fails to pay the then-outstanding Indebtedness on any date any such amounts become due and payable, and any such failure is not cured within three Business Days of written notice thereof by Holder;

(ii)	the Debtor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (ii) make a general assignment for the benefit of the Debtor’s creditors; or (iii) commence a voluntary case under the U.S. Bankruptcy Code as now and hereafter in effect, or any successor statute;

(iii)	a proceeding or case shall be commenced, without the application or consent of the Debtor, in any court of competent jurisdiction, seeking (1) liquidation, reorganization or other relief with respect to it or its assets or the composition or readjustment of its debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of its assets, and, in each case, such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, if in the United States, or 90 days, if outside of the United States; or an order for relief against the Debtor shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar Law of any jurisdiction;

(iv)	a breach of or default by the Debtor of any of the terms and provisions of this Note (other than those relating to payments, which are instead covered by clause (i) above) which has not been cured within 5 days of written notice therefor from the Holder to the Debtor; or

(v)	a breach of or default by the Debtor of any of the terms and provisions of the Agreement which has not been cured within 5 days of written notice therefor from the Holder to the Debtor.

(b) Consequences of Events of Default. If an Event of Default has occurred and is continuing (i) the Holder may, by notice to the Debtor, declare all or any portion of the then outstanding Indebtedness due and payable, and the Note shall thereupon become, immediately due and payable in full and in cash; (ii) the Holder shall have the right to pursue any other remedies that the Holder may have under applicable law and/or in equity; (iii) the Holder shall have the right to pursue any other remedies that the Holder may have in or under the guarantees described in Section 5 below; (iv) the entire unpaid and outstanding Principal Amount together with accrued interest thereon, shall bear interest at an interest rate equal to ten percent (10%) per annum, compounded annually; and/or (v) in the event that the Holder incurs expenses in the enforcement of its rights hereunder, including but not limited to attorneys’ fees, then the Debtor shall immediately reimburse the Holder the reasonable costs thereof.

Section 5. Security Interests. It is further understood that this Note is secured by a personal guarantee from Andrew Sabatini, attached hereto as Exhibit A, and from Sabatini Global, Inc., as attached hereto as Exhibit B.

Section 6. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be given in accordance with the provisions of the Agreement.

(b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Debtor, which is absolute and unconditional, to pay principal, damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

(c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Debtor shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof reasonably satisfactory to the Debtor.

(d) Governing Law; Etc.

(i)	This Note, and any and all claims, proceedings or causes of action relating to this Note or arising from this Note or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of California, in each case as in effect from time to time and as the same may be amended from time to time, and as applied to agreements performed wholly within the State of California.

(ii)	Venue for all matters shall be in the courts of the State of California and United States Courts, in each case, located in Alameda County, California (the “Selected Courts”). Each of the Parties irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Note shall be brought exclusively in the Selected Courts. By execution and delivery of this Note, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

(iii)	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 6(d)(iii). Each of the Parties acknowledge that each has been represented in connection with the signing of the waiver above by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of such waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

(e) Waiver. Any waiver by the Debtor or Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Debtor or Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Debtor or Holder must be in writing.

(f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(g) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(h) Entire Agreement; Amendment. This Note (including any recitals and exhibits hereto) and the Agreement set forth the entire understanding of the parties with respect to the subject matter hereof, this Note shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and this Note may be modified only by instruments signed by all of the parties hereto.

(i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(j) Currency. All dollar amounts are in U.S. dollars.

(k) Assignment. The Debtor may not assign this Note without the prior written consent of the Holder, in the Holder’s sole discretion. The Holder may freely assign this Note in whole or in part with written notice to the Debtor.

(l) Counterparts. This Note may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have executed this Note as of the Issue Date.

Lucca Unlimited LLC

By:	/s/ Andrew Sabatini
Name:	Andrew Sabatini
Title:

Agreed and accepted:

Sigmaways, Inc.

By:	/s/ Prakash Sadasivam
Name:	Prakash Sadasivam
Title:	President

Exhibit A

For valuable consideration, the undersigned hereby joins in the above Note solely for the purpose of unconditionally and irrevocably guarantying all the obligations of (including amounts payable by) the Debtor thereunder, and from and after the date hereof, the undersigned shall be jointly and severally liable with the Debtor for any and all amounts that may become due and payable to the Holder pursuant to the Note (including payments of principal, interest, attorneys’ fees and any other amounts payable hereunder) (the “Sabatini Guaranty”). This Sabatini Guaranty shall be binding upon the heirs, personal representatives and assigns of Andrew Sabatini. The death of Andrew Sabatini shall not relieve his estate from any liability or obligation under the Note or the Sabatini Guaranty. The rights, obligations, duties or responsibilities under the Sabatini Guaranty may not be assigned without the prior written consent of the Holder, in the Holder’s sole discretion.

Andrew Sabatini

Exhibit B

For valuable consideration, the undersigned hereby joins in the above Note solely for the purpose of unconditionally and irrevocably guarantying all the obligations of (including amounts payable by) the Debtor thereunder, and from and after the date hereof, the undersigned shall be jointly and severally liable with the Debtor for any and all amounts that may become due and payable to the Holder pursuant to the Note (including payments of principal, interest, attorneys’ fees and any other amounts payable hereunder) (the “SGI Guaranty”). This SGI Guaranty shall be binding upon the successors and assigns of Sabatini Global Inc. The rights, obligations, duties or responsibilities under the SGI Guaranty may not be assigned without the prior written consent of the Holder, in the Holder’s sole discretion.

Sabatini Global Inc.

By:
Name:	Andrew Sabatini
Title: